UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 8, 2016

Calmare Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 368-6044

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Ian Rhodes

On January 8, 2016, the Board of Directors (the “Board”) of Calmare Therapeutics Incorporated (the “Company” or “Calmare”) determined that it would not be continuing to employ Ian Rhodes as the Company’s Executive Vice President and Chief Financial Officer. Mr. Rhodes’ termination from employment was effective on January 8, 2016. Mr. Rhodes termination did not result from disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Thomas P. Richtarich

On January 11, 2016, the Company appointed Thomas P. Richtarich as Chief Financial Officer of the Company. Mr. Richtarch served as a consultant to the Company prior to being hired as the Company’s Chief Financial Officer. The Company does not currently have an employment agreement in place with Mr. Richtarich. However, the Company will continue to provide Mr. Richtarich with the compensation he received as a consultant equal to $9,500 per month plus expenses.

Thomas P. Richtarich, age 63, has held roles in corporate financial management for public and privately held companies for over twenty years. Since 2013, Mr. Richtarich has run his own consulting firm, Richtarich Consulting, serving as Chief Financial Officer for his clients and providing assistance to clients in the areas of financial management, strategic planning, capital fund raising, compensation/benefits, talent management and marketing. During 2014 through 2015, Mr. Richtarich also served as Director of Finance, HR and Administration and Chief Financial Officer to Readme Systems, Inc., a privately held company, where his efforts lead to the revitalization of the company through new capital raises and employee recruitment. From 2009 through 2013, Mr. Richtarich served as Director and Corporate Secretary- Human Resources and Administration of Transwitch Corporation, a public company. During this role, Mr. Richtarich managed strategic restructuring, compliance with SEC requirements, benefits programs and talent acquisition.

Mr. Richtarich began his professional carrier in various positions in strategic planning, marketing and sales each providing him with progressively increasing leadership and management opportunities. Mr. Richtarich received his BA in Political Science from Fairfield University and his MBA from the University of Connecticut Graduate School of Business.

Family Relationships

There are no family relationships between Mr. Richtarich and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions involving Mr. Richtarich.

Employment Agreements

The Company does not currently have an employment agreement with Mr. Richtarich, but expects to enter into one in the future. The Company will disclose the terms of such employment agreement in a Current Report on Form 8-K once it has been entered into.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calmare Therapeutics Incorporated

Date: January 15, 2016	/s/ Conrad Mir Name: Conrad Mir Title: Chief Executive Officer